Prospectus
Filed Pursuant to Rule 424(b)(3)
File No. 333-195607

PROSPECTUS

CLEARWATER VENTURES, INC.

2,000,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated June 4, 2014

This prospectus relates to our offering of 2,000,000 new shares of our common stock at an offering price of $0.01 per share. The minimum investment amount for a single investor is $500 for 50,000 shares. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 2,000,000 shares ($20,000). Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may not receive sufficient proceeds from the offering to pursue our business plan. We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act and Rule 405 of the Securities Act of 1933. In addition, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

We are not a ‘blank check’ company and have no plans or intentions to engage in a business combination with any other company or other entity.”

There will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and Director, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.01	None	$0.01
Total (maximum offering)	$20,000	None	$20,000

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: June 4, 2014

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Summary

Clearwater Ventures, Inc.

The Company

We were incorporated as Clearwater Ventures, Inc. on February 4, 2014 in the State of Nevada for the purpose of designing and marketing a new pool filter product known as the Pool Guardian. The Pool Guardian is designed to supplement and assist pool filters by capturing and holding unwanted pool surface debris. It functions by creating a mild rotation of the pool water, and collects any particulates from the surface into an easily managed screen container. We have completed our initial designs and have built a functioning prototype. We are seeking funding for the purpose of further testing and developing our product, constructing additional prototypes, and beginning our initial marketing efforts. We are a development stage company and have not generated any revenues to date.

 As of February 28, 2014, we had $15,025 in current assets and current liabilities in the amount of $5,560. Accordingly, we had working capital of $9,465 as of February 28, 2014. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus.  In addition, if we are unable to achieve sales revenue sufficient to fund ongoing operations by the end of our fiscal year beginning March 1, 2014, we will be required to seek additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus. Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares.

We are offering for sale to investors a maximum of 2,000,000 shares of our common stock at an offering price of $0.01 per share (the “Offering”). Our business plan is to use the proceeds of this offering for further testing and development of our product, construction of additional prototypes, and some initial marketing efforts. The minimum investment amount for a single investor is $500 for 50,000 shares.  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 2,000,000 shares ($20,000).

Our address is 8174 Las Vegas Blvd. S., Ste. 109, Las Vegas, NV 89123. Our phone number is (702) 779-9871.  Our fiscal year end is February 28.

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The Offering

Securities Being Offered	Up to 2,000,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.01 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	2,000,000

Securities Issued and to be Issued	16,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Tuston Brown, owns 100% of the common shares of our company and therefore has substantial control. Upon the completion of this offering, our officer and director will own an aggregate of approximately 88.89% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	18,000,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $20,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

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Summary Financial Information

Balance Sheet Data	Fiscal Year Ended February 28, 2014 (audited)
Cash	$15,025
Total Assets	15,050
Liabilities	5,560
Total Stockholder’s Equity	9,490
Statement of Operations	February 24, 2014 (date of inception) to February 28, 2014 (audited)
Revenue	$0
Net Profit (Loss) for Reporting Period	$(5,560)

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

Because we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies."

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act").  We will remain an "emerging growth company" for up to five years, or until the earliest of:

        (i)    the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

       (ii)   the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

       (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

  not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);
  reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
  exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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If we do not obtain additional financing, including the financing sought in this offering, our business will fail.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the acquisition of certain supplies for the further testing and development of our product, the construction of additional prototypes, some initial marketing efforts, and other start-up costs. Our cash requirements over the current fiscal year are expected to be approximately $20,000.  As of February 28, 2014, we had cash on hand in the amount of $15,025 and working capital in the amount of $9,465.  Accordingly, our business will likely fail if we are unable to successfully complete this Offering at or near the maximum offering amount.  In addition, if we are unable to achieve sales revenue sufficient to fund ongoing operations by the end of our fiscal year beginning March 1, 2014, we will be required to seek additional financing. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing beyond the initial equity financing sought through this offering will be subject to a number of factors, including our ability to show strong early revenues and sustained sales growth.  These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

Because we have no prior experience marketing and manufacturing our Pool Guardian product, we may find it difficult to generate significant revenue and we face a high risk of business failure.

Our management has no prior experience marketing and manufacturing our Pool Guardian product. We commenced operations in February of 2014 and have only recently completed our first working prototype. We will require further testing and development of our product to ensure it is effective in a wide variety of pool types, and we have no experience in manufacturing the product in significant quantities. We lack a proven track record of constructing quality products on which to rely in marketing to potential customers.  Because of our lack of experience in marketing and manufacturing our planned product, we can provide no assurance that we will be able to generate significant sales or net profits.  We have not earned any revenues as of the date of this prospectus, and we face a high risk of business failure.

If we are unable to secure agreements with one or more licensee manufacturers and/or distributors of our product, we will be unable to bring our product to market in significant quantities and our business will fail to succeed over the long term.

In the event that we are successful in our initial marketing efforts, we may lack the capacity to produce sufficient quantities of the Pool Guardian product to fill future customer orders. In order to successfully manufacture our product in significant quantities, we will be required to engage one or more contract manufacturers. At this time, we do not have arrangements with any other company to manufacture and/or distribute the Pool Guardian under license. If we are unable to secure manufacturing and/or distribution agreements for our product, we will be unable to bring it to market in commercially significant quantities and our business will fail over the long term.

Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Brown, lacks any prior experience as a company chief executive.  In addition, Mr. Brown has no experience managing a publicly reporting company.  Accordingly, Mr. Brown will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the immediate future. As of February 28, 2014, we had cash in the amount of $15,025. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected. Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares.

Because our president only provides his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Brown, our founder and sole officer and director, currently devotes 10 to 15 hours per week to our business affairs.  If the demands of our business require the full business time of Mr. Brown, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the approximate amount of $10,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

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Risks Related To Legal Uncertainty

If we are the subject of future personal injury or related liability suits, our business will likely fail.

Use of our Pool Guardian product may pose some potential risk of accident or injury to our customers resulting from their installation or operation of the device, or for potential injuries caused to pool swimmers if they bump into the device while in the pool. We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Because our product currently lacks patent protection, we may not be able to prevent competitors from making and marketing similar products.

Our competitors may be able to duplicate our products without infringement on our technology. At this time, neither we nor the inventor of our product has been issued a patent on our current product. The absence of patent protection presents a risk that we will be unable to prevent other persons from developing competitive products. While we may rely on laws of “trade secret” to protect some rights of proprietary ownership, proving such claims may be costly and would likely divert monies that would otherwise be available for expanding operations.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

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If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.01 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Because we are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, the ability of certain holders of our common stock to re-sell their shares may be limited by applicable regulations.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act and Rule 405 of the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of certain holders of our common stock to re-sell their shares may be limited by applicable regulations. Specifically, all of the presently outstanding shares of our common stock are currently considered restricted securities, as defined under Rule 144 promulgated under the Securities Act. Shares of common stock which are considered “restricted securities” may not be sold except through a qualified registration statement under the Securities Act, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act. The conditions of Rule 144(i) will not be met until: (1) we file Form 10-level information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we filed the current Form 10-level information with the SEC reflecting our status as an entity that is not a shell company.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

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Use of Proceeds

The net proceeds to us from the sale of up to 2,000,000 shares of common stock offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$20,000	100.0%
Commission[1]	$0	0.0%
Net Proceeds	$20,000	100.0%
USE OF NET PROCEEDS
Materials and equipment[2]	$4,300	21.50%
Marketing expense[3]	$1,200	6.00%
Office and related[4]	$2,560	12.80%
Legal and accounting[5]	10,000	50.00%
Reserve for working capital[6]	$1,940	9.70%
TOTAL APPLICATION OF NET PROCEEDS	$20,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Materials and equipment: We intend to use between approximately $4,300 of the net proceeds of this Offering to purchase certain materials and supplies, including above ground pools for testing, PVC and other materials for construction of additional prototypes, and tools.

3 Marketing expense:  We intend to use approximately $1,200 of the net proceeds of this Offering for expenses related to marketing our product to above-ground pool manufacturers, pool installation companies and pool supply retailers.

4 Office and related:  We intend to use approximately $2,560 of the net proceeds of this Offering to purchase computers, printers, and related office supplies and equipment.

5 Legal and Accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs.

6 Reserve for working capital:  The remainder of the the proceeds will be reserved for general working capital.

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In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering[1]	Percent	Amount Assuming 50% of Offering[2]	Percent	Amount Assuming 25% of Offering[3]	Percent
GROSS OFFERING	$15,000	100.0%	$10,000	100.0%	$5,000	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$0	100.0%	$10,000	100.0%	$5,000	100.0%
USE OF NET PROCEEDS
Materials and equipment	$4,300	28.67%	$2,500	25%	$0	0%
Marketing expense	$0	0%	$0	0%	$0	0%
Office and related	$700	4.67%	$0	0%	$0	0%
Legal and accounting	$10,000	66.67%	$7,500	75%	$5,000	100%
TOTAL APPLICATION OF NET PROCEEDS	$15,000	100.0%	$10,000	100.0%	$5,000	100.0%

1 In the event that only 75% of the maximum offering is received, we intend to reduce or eliminate the amount of the proceeds allocated to office expense and marketing and to devote the proceeds primarily to materials and equipment for further product development and legal and accounting expenses.

2 In the event that only 50% of the maximum offering is received, we may be forced to cut back on our product development efforts.

3 In the event that only 25% of the maximum offering is received, our business plan will be substantially impaired and the proceeds of this offering will be devoted only to maintaining basic regulatory compliance through legal and accounting expenses.

Determination of Offering Price

The $0.01 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of February 28, 2014 was $5,535 or approximately $0.000346 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of February 28, 2014.   Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 2,000,000 shares of common stock for $20,000, net tangible book value will be approximately $0.001419 per share.  This will represent an immediate increase of approximately $0.001073 per share to existing stockholders and an immediate and substantial dilution of approximately $0.008581 per share, or approximately 85.81%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of February 28, 2014, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.01 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	16,000,000	88.89%	$15,000
New Investors	2,000,000	11.11%	$20,000
Total	18,000,000	100.00%	$35,000

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Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.01 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 2,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

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We will sell the shares in this offering through our officer and director. Our officer and director intends to solicit investors through personal contact, focusing primarily on family, friends, and other contacts who may have an interest in funding the development of our Pool Guardian product through an investment in the Company. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officer and director from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $500 for 50,000 shares. All checks for subscriptions must be made payable to "Clearwater Ventures, Inc.” Subscriptions for less than the minimum investment amount will be automatically rejected.. Funds for rejected subscriptions will be returned within ten (10) business days.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of February 28, 2014, there were 16,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

12

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors has the authority to issue shares of preferred stock, and it is further authorized to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

13

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Rory Vohwinkel, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.  Mr. Vohwinkel’s address is 4000 S. Eastern Ave. Suite 200, Las Vegas, NV 89119.

L.L. Bradford, Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  L.L. Bradford has presented their report with respect to our audited financial statements.  The report of L.L. Bradford is included in reliance upon their authority as experts in accounting and auditing.

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Description of Business

Principal Place of Business

Our principal offices are located at 8174 Las Vegas Blvd. S., Ste. 109, Las Vegas, NV 89123.

Company Overview

We were incorporated as Clearwater Ventures, Inc. on February 4, 2014 in the State of Nevada for the purpose of designing and marketing a new pool filter product known as the Pool Guardian. Our business is operated through our wholly-owned operating subsidiary, Clearwater Nevada, LLC. The Pool Guardian is designed to supplement and assist pool filters by capturing and holding unwanted pool surface debris. It functions by creating a mild rotation of the pool water, and collects any particulates from the surface into an easily managed screen container. We have completed our initial designs and have built a functioning prototype.

Through this offering, we are seeking funding for the purpose of further testing and developing our product, constructing additional prototypes, and beginning our initial marketing efforts. We are a development stage company and have not generated any revenues to date.

The Pool Guardian

The Pool Guardian is a pool filter assistant designed to capture and hold unwanted common pool debris. It functions by creating a mild rotation of the pool water, and collects any particulates from the surface into an easily managed screen container. The product is installed as an adapter that connects to the existing pool filter. It diverts a portion of the return water from the pool pump to a floating arm on the surface. This arm has surface ports along the outer edge that produce jets of water, creating a mild whirlpool effect. This rotation of water, combined with the specific shape of the arm, will cause any object on the surface to collect on the inner edge of the arm. A screen basket attached to the inner side of the arm below the surface will collect and hold all of the unwanted debris. The basket flips up to remove all of the debris from the pool.

Product Design:

The Pool Guardian is primarily constructed from 2” PVC tubing. It is approximately 6 feet long and has a 45 degree angle occurring 2 feet from the terminus. It connects to the pool pump using standard flexible pool tubing and a standard three way valve. The valve allows for the selection of arm function to off, on, or mixed. Off will divert all water from the pump to the existing pool output. On will provide all pump output to the arm. Mixed will provide water to both the existing pool pump output and the arm. The shape of the arm will allow it to rest on the wall of the pool and will adjust to the water level. It employs an external torsion control shape to maintain proper pool position. Design variations will allow it to maintain position without resting on the pool side. The device is designed to float on the surface and will operate in low water levels, and will not impede the function of the pool filter pump.

The PVC tubing and valves required for the construction of the Pool Guardian are commonly available materials used in the construction and plumbing industries and are widely available at home improvement and construction supply stores. For the construction of additional prototypes for testing and marketing purposes, and until we are able to engage a contract manufacturer, we intend to purchase these materials from local retailers.

Product Solutions:

The Pool Guardian is designed to dramatically improve the cleanliness of above ground pools. It will eliminate the tedious task of screening the pool of debris. Leaves, tree needles and dead bugs tend to first collect on the surface, become water logged, and sink. The result is unwanted debris collecting mostly on the surface and bottom of the pool. This requires labor intensive screening activity and difficult vacuuming of the pool floor. Using the Pool Guardian, these unwanted items are collected within minutes of contacting the pool surface and never have the opportunity to become a nuisance. The chore of cleaning the pool is reduced to merely lifting up the Guardian and removing it from the pool.

Marketing and Competition

The Pool Guardian is a unique product designed to supplement existing pool filtration systems. At this time, there are no similar products on the market and no direct competitors for potential sales. We planned to initially market the product to above-ground pool manufacturers, pool installation companies and pool supply retailers, primarily through demonstration of the product using prototypes. We hope to establish a specific market niche by supplying a unique product that enhances the above-ground pools and filtration systems currently on the market. There is no guarantee, however, that our efforts will be successful and that we will be able to generate significant or sustained revenues.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

Our operations are conducted through a single, wholly-owned operating subsidiary, Clearwater Nevada, LLC, a Nevada limited liability company.

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Intellectual Property

We do not own, either legally or beneficially, any patent, trademark, or other significant intellectual property.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our planned operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

Employees

We currently have no other employees other than our sole officer and director, Tuston Brown. Mr. Brown is our President, CEO, CFO, and sole member of the Board of Directors.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property.  We maintain our corporate office at 8174 Las Vegas Blvd. S., Ste. 109, Las Vegas, NV 89123.  Our sole officer and director provides office services in his residence without charge. There is no obligation for him to continue this arrangement. We anticipate being able to use Mr. Brown’s residence until such time as we are able to begin commercial production of the Pool Guardian product.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Tuston Brown, 8174 Las Vegas Blvd. S., Ste. 109, Las Vegas, NV 89123.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

16

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act, and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a shell company and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Consolidated Balance Sheets as of February 28, 2014;
F-3	Consolidated Statements of Operations from February 24, 2014 (date of inception) to February 28, 2014;
F-4	Consolidated Statements of Stockholder's Equity as of February 28, 2014;
F-5	Consolidated Statements of Cash Flows from February 24, 2014 (date of inception) to February 28, 2014; and
F-6	Notes to Financial Statements.

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Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

We have audited the accompanying balance sheet of Clearwater Ventures, Inc. as of February 28, 2014, and the related statement of operations, stockholders’ equity, and cash flows for the period from February 24, 2014 (inception) to February 28, 2014 . These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clearwater Ventures, Inc. as of February 28, 2014 and the results of its operation and its cash flows for the period from February 24, 2014 (inception) to February 28, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered losses from operations, has an accumulated deficit, and is expected to have continuing negative cash flows as the business plan is implemented. These conditions raise a substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company, LLC

April 30, 2014

Las Vegas, Nevada

702-735-5030 ● 8880 West Sunset Road, Third Floor, Las Vegas NV 89148 ● www.llbradford.com

F-1

CLEARWATER VENTURES, INC.

(A development stage Company)

BALANCE SHEET

February 28, 2014
ASSETS
Current assets:
Cash	$15,025
Total current assets	15,025
Other assets:
Intangible asset	25
Total assets	$15,050
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,560
Total current liabilities	5,560
Long-term debt:	—
Total long-term debt	—
Total liabilities	5,560
Stockholders' equity
Preferred stock, $0.001 par value; 10,000,000 shares
authorized, no shares issued and outstanding	—
Common stock, $0.001 par value; 90,000,000 shares
authorized, 16,000,000 shares issued and outstanding	16,000
Additional paid-in capital	(950)
Accumulated deficit	(5,560)
Total stockholders' equity	9,490
Total liabilities and stockholders' equity	$15,050

The accompanying notes are an integral part to these condensed financial statements

F-2

CLEARWATER VENTURES, INC.

(A development stage Company)

STATEMENT OF OPERATIONS

For the Period from February 24, 2014 (inception) to February 28, 2014
Revenue, net of cost of sales	$—
Operating expenses:
Professional fees	4,600
Administrative fees	960
Total operating expenses	5,560
Net loss from operations	(5,560)
Net (loss)	$(5,560)
Basic and diluted loss per share	$(0.000)
Weighted average shares outstanding	6,800,000

 The accompanying notes are an integral part to these condensed financial statements

F-3

CLEARWATER VENTURES, INC.

(A development stage Company)

STATEMENT of changes in stockholders’ (Deficit)

	Preferred Stock			Common Stock				Additional		Subscription		(Deficit) Accumulated During the Development		Total Stockholders’
	Shares		Amount	Shares		Amount		Paid-in Capital		Receivable		Stage		(Deficit)
Balance:		$			$		$		$		$		$
February 24, 2014 (Inception)	—		—	—		—		—		—		—		—
Common stock issued for cash - Related party	—		—	5,000,000		5,000		—		—		—		5,000
Common stock subscribed	—		—	10,000,000		10,000		—		—		—		10,000
Common stock issued to purchase subsidiary	—		—	1,000,000		1,000		(950)		—		—		50
Net loss, February 28, 2014	—		—	—		—		—		—		(5,560)		(5,560)
Balance, February 24, 2014	—		$—	16,000,000		$16,000		$(950)		—		$(5,560)		9,490

 The accompanying notes are an integral part to these condensed financial statements

F-4

CLEARWATER VENTURES, INC.

(A development stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Period from February 24, 2014 (inception) to February 28, 2014
Cash flows from operating activities:
Net (loss)	$(5,560)
Adjustments to reconcile net loss
To net cash used in operations:
Changes in operating assets and liabilities:
Accounts payable	5,560
Net cash provided by operating activities	—
Cash flows from financing activities:
Proceeds from stock subscription	15,000
Proceeds from additional investment in subsidiary	25
Net cash provided by financing activities	15,025
Net increase in cash	15,025
Cash at beginning of period	—
Cash at end of period	$15,025
Supplemental disclosure of cash flow information:
Cash paid for interest	$—
Cash paid for taxes	$—
Supplemental non-cash investing and financing information:
Stock issued to purchase 100% subsidiary	$50

The accompanying notes are an integral part to these condensed financial statements

F-5

CLEARWATER VENTURES, INC.

(A development stage Company)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

The accompanying audited condensed financial statements contain all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position of the Company as of February 28, 2014, and the results of its operations and cash flows for the year ended February 28, 2014 and the period from February 24, 2014 (inception) to February 28, 2014. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”). The Company believes that the disclosures in the audited condensed consolidated financial statements are adequate to make the information presented not misleading.

The Company has adopted a February 28 year end.

(B) Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Significant intercompany accounts and transactions have been eliminated.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and expenses during the reported period.  Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At February 28, 2014, the Company had no cash equivalents.

(E) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method and with useful lives used in computing depreciation. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. As of February 28, 2014, the Company owns no property or equipment.

(F) Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10. ASC Topic 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. As of February 28, 2014, the Company owns no long-lived assets.

F-6

CLEARWATER VENTURES, INC.

(A development stage Company)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(G) Intangible Assets

The Company owns the entire rights, title and interest in and to a unique pool filtration system, known as the “Pool Guardian”. With respect to this invention, the Company owns all technology, materials, and tools related to the development, support and maintenance of this product. To date there are no patents, copyrights or trademark rights associated with this asset. The asset was invented by a related party, and as such it has been recorded at the cost of the materials used to construct the prototype.

(H) Financial Instruments

Financial instruments consist of cash, accounts receivable, accounts payable, and notes payable. Recorded values of cash, receivables, payables and accrued liabilities approximate fair values due to the short maturities of such instruments. Recorded values for notes payable and related liabilities approximate fair values, since their stated or imputed interest rates are commensurate with prevailing market rates for similar obligations.

(I) Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of February 28, 2014, there were no potential common shares underlying warrants or options.

(J) Revenue Recognition

Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectability is probable. Sales are recorded net of sales discounts.

Revenues, which do not require production, modification or customization and do not have multiple elements, are recognized when (i) persuasive evidence of an arrangement exists; (ii) service has occurred; (iii) the Company's fee is fixed and determinable; and (iv) collectability is probable.

(K) Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC Topic 740-10. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is considered to be more likely than not that a deferred tax asset will not be realized, a valuation allowance is provided for the excess.

(L) Recent Accounting Pronouncements

We do not believe there are any recently issued accounting standards that have not yet been adopted that will have a material impact on the Company’s financial statements.

F-7

CLEARWATER VENTURES, INC.

(A development stage Company)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $5,560 as of February 28, 2014, and it is expected that it will continue to have negative cash flows as the business plan is implemented.

These conditions give rise to doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

NOTE 3 - FIXED ASSETS

As of the date of these financial statements, the Company has no fixed assets.

NOTE 4 - CURRENT LIABILITIES

Current liabilities consisted solely of amounts payable to professional service providers.

NOTE 5 - RELATED PARTY TRANSACTIONS

On February 24, 2014 a related party contributed a self-invented product, the “Pool Guardian”, to the 100% owned subsidiary, Clearwater Nevada, LLC in exchange for 1,000 membership units in the LLC. This invention, including the tangible and intangible rights associated with the invention, has been valued at the estimated cost of the materials used in producing the prototype, $25.

On February 25, 2014, the Company purchased all of the membership units (100% ownership) of Clearwater Nevada, LLC from a related party in exchange for 1,000,000 common shares of stock at par. As of February 28, 2014 this related party was the sole shareholder, CEO, and director of the Company.

NOTE 6 - STOCKHOLDERS’ EQUITY

Preferred Stock

The voting rights, rate of dividends preference in relation to other classes or series, and rights in the event of liquidation related to shares of Preferred Stock of any series are determined by the board of directors and may vary from time to time.

The total number of shares of preferred stock the Company is authorized to issue is 10,000,000. The stated par value is $0.001/share.

As of February 28, 2014, no preferred shares are issued and outstanding.

F-8

CLEARWATER VENTURES, INC.

(A development stage Company)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - STOCKHOLDERS’ EQUITY (continued)

Common Stock

Holders of common stock have voting rights equal to one vote for each share of Common Stock held and are entitled to receive dividends when, and if declared by the board of directors subject to the rights of any Preferred Stock having preference as to dividends. In the event of liquidation or dissolution, subject to the rights of Preferred Stock Holders’ are entitled to share ratably in the Corporations assets. Holders of Common Stock do not have conversion, redemption or preemptive rights.

The total number of shares of common stock the Company is authorized to issue is 90,000,000. The stated par value is $0.001/share.

On February 25, 2014, the Company issued 1,000,000 common shares to a related party, in full payment for 100% ownership of the subsidiary, Clearwater Nevada, LLC. The value of the subsidiary at that time was less than the par value $0.001/share of the issued stock; therefore the Company recognized a negative amount of additional paid in capital related to the transaction of $950.

On February 27, 2014 the Company issued 15,000,000 common shares to a related party for cash proceeds of $15,000 or $0.001 per share.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated all activity of the Company through the issue date of the financial statements and concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-9

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Planned Operations and Budget for Fiscal Year Beginning March 1, 2014

We have completed the initial design for the Pool Guardian and have built an initial working prototype. During the current fiscal year, we intend to focus primarily on further testing and developing the product. We plan to test the product on a variety of different above-ground pool shapes and sizes, and the develop improvements and enhancements to the product design. The operating budget for our first full fiscal year consists of planned expenditures for certain materials and supplies, including above ground pools for testing, PVC, valves, and other materials for construction of additional prototypes, as well as some tools. In addition, we plan to make certain expenditures for office equipment and supplies and for some initial marketing efforts to be undertaken near the end of the fiscal year. Management’s estimate of our planned expenditures by category and by fiscal quarter for our first full fiscal year is set forth below:

Expense Category	Q1	Q2	Q3	Q4	Category Totals
Materials and equipment	$2,000	$1,000	$1,300	$0	$4,300
Marketing expense	$0	$0	$0	$1,200	$1,200
Office and related	$2,000	$560	$0	$0	$2,560
LeLegal and accounting	$4,000	$2,000	$2,000	$2,000	$10,000
Totals	$8,000	$3,560	$3,300	$3,200	$18,060

As of February 28, 2014, we had $15,025 in cash and $9,465 in working capital.  Our ability to fund the budget set forth above will therefore depend upon on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash, exclusive of any sales revenue, to fund our budget until the end of our fiscal year beginning March 1, 2014.  If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired.   Our ability to fund our planned budget beyond our current fiscal year will be contingent upon us realizing sales revenue sufficient to fund our ongoing operating expenses, and/or upon obtaining additional financing.

Significant Equipment

We do not intend to purchase any additional significant equipment for the next twelve months.

Results of Operations for the Period from February 24, 2014 (Date of Inception) until February 28, 2014

We generated no revenue and incurred $5,560 in expenses for the period from inception on February 24, 2014 until February 28, 2014.  Our expenses consisted primarily of professional expenses.  We therefore recorded a net loss of $5,560 for the period from inception on February 24, 2014 until February 28, 2014. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Liquidity and Capital Resources

As of February 28, 2014, we had total current assets of $15,025 consisting entirely of cash. We had current liabilities of $5,560 as of February 28, 2014.  Accordingly, we had working capital of $9,465 as of February 28, 2014.

Operating activities used $5,560 in cash and generated no cash for the period from inception on February 24, 2014 until February 28, 2014.  Financing Activities during the period from inception on February 24, 2014 until February 28, 2014 generated $15,025 in cash.

As outlined above, we expect to spend approximately $18,060 toward the initial implementation of our business plan over the course of our first full fiscal year.  As of February 25, 2014, we had $15,025 in cash.  The success of our business plan therefore depends on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash to carry out our business plan until the end of our fiscal year beginning March 1, 2014.  If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired.   Because there is no minimum amount of shares that must be sold in order for the Offering to close, there is a risk that we may receive no proceeds from this Offering, or that investors in the Offering will own in shares in a company that has: (1) not received enough proceeds from the Offering to begin operations, and (2) has no market for its shares. Our ability to operate beyond our current fiscal year is contingent upon us obtaining additional financing and/or upon realizing sales revenue sufficient to fund our ongoing expenses. Until we are able to sustain our ongoing operations through sales revenue, we intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of February 28, 2014, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officer and director and his age as of the date of this Prospectus is as follows:

Name	Age	Position(s) and Office(s) Held
Tuston Brown	41	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of our current executive officer and director.

Tuston Brown.   Mr. Brown was appointed as our President, CEO, CFO, and sole Director concurrently with his founding of the company on February 24, 2014.  Mr. Brown is the inventor and designer of our Pool Guardian device. In addition to his duties at the company, Mr. Brown currently works as an HFC maintenance technician at Cox Communications, where has been employed since 1995. There are no other items of specific professional experience, qualifications, or skills that led to his appointment as our sole officer and director.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officer and director.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended, vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and (5) being otherwise involved in any legal proceeding described in Item 401(f) of Regulation S-K.

21

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officer.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tuston Brown, President, CEO, CFO, and director	2014	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Tuston Brown	0	0	0	0	0	0	0	0	0

22

Compensation of Directors Table

The table below summarizes all compensation paid to our director for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tuston Brown	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 16,000,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Tuston Brown 8174 Las Vegas Blvd. S., Ste. 109 Las Vegas, NV 89123	16,000,000	100%
Common	Total all executive officers and directors	16,000,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

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Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1. On February 25, 2014, we entered into a Membership Purchase Agreement with our founder, president, CEO, CFO, and sole director, Tuston Brown. In exchange for an issuance of 1,000,000 shares, Mr. Brown contributed 100% ownership of Clearwater Nevada, LLC. Clearwater Nevada, LLC owns the designs and initial prototype for the Pool Guardian and now functions as our wholly-owned operating subsidiary.

2. On February 27, 2014, Mr. Brown subscribed for an additional 15,000,000 shares of our common stock at a price of $0.001 per share, for a total subscription price of $15,000.

3. Our sole officer and director, Mr., Brown, provides office services in his residence without charge. There is no obligation for him to continue this arrangement. We anticipate being able to use Mr. Brown’s residence until such time as we are able to begin commercial production of the Pool Guardian product.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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